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                                                                   EXHIBIT 10.14



                              UNILAB CORPORATION

                           EXECUTIVE RETIREMENT PLAN


1                                   ARTICLE

                           ESTABLISHMENT AND PURPOSE

1.1 Establishment. Unilab Corporation (the "Company") hereby establishes the Unilab Corporation Executive Retirement Plan (the "Plan"). The Plan shall become effective as of January 1, 1995, subject to the approval of the Company's stockholders.

1.2 Purpose. The purpose of the Plan is to induce certain employees to remain in the employ of the Company and its present and future subsidiary corporations, to encourage ownership of shares in the Company by those employees and to provide additional incentive for such employees to promote the success of the Company's business. This Plan is intended to constitute an unfunded supplemental deferred compensation plan for a select group of management or highly compensated employees.

1.3 Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award and issuance under the Plan is 1,000,000 subject to adjustment pursuant to Section 5.3 hereof. Shares of Common Stock which are forfeited pursuant to Section 3.5 shall be available for subsequent awards under the Plan.

2                                   ARTICLE

                                  DEFINITIONS

        The following words when used herein shall have the meaning indicated unless the context indicates otherwise.

2.1 "Account" means the account maintained to record the Awards and other amounts credited to an Executive.

2.2 "Award" means the unit of measurement equivalent to one share of Common Stock which is allocated to an Executive in accordance with the provisions of
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the Plan. An Award shall have none of the attendant rights of a stockholder, including, but not limited to, the right to vote such Common Stock and the right to receive dividends thereon.

2.3 "Actuary" means the enrolled actuary (within the meaning of ERISA) engaged by the Committee.

2.4 "Annual Compensation" means an Executive's earned income, wages, salaries, bonuses and fees for professional services, during the immediately preceding 12-month period, including, but not limited to, the following:

     (a) any amount contributed by the Executive to any employee thrift plan of the Company,

     (b) any amount contributed to the welfare benefit plans maintained by the Company through a reduction in the Executive's compensation which, pursuant to Section 125 of the Code, are not included in gross income for the taxable year in which such amounts are contributed, and

     (c) any incentive paid or accrued with respect to such calendar year under the Company's annual performance incentive plan, or at the discretion of the Board or the Committee.

           Annual Compensation shall not include the following:

     (a) any amounts received as fringe benefits irrespective of the includability of such amounts on IRS Form W-2,

     (b) any income from the exercise of any options under any stock option plans of the Company, and

     (c) any income from the grant or vesting of restricted stock under any restricted stock plan of the Company.

           In any Plan Year in which an Executive is employed for less than 12 months, Annual Compensation shall be annualized with respect to the partial Plan Year for a full twelve months.

2.5 "Annual Expense" means the amount determined by the Actuary as is necessary to fund the Target Benefit using a level percentage of base salary. The Annual Expense shall be determined for each Executive upon entry in the Plan as a level percentage of Annual Compensation.

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2.6            "Beneficiary" means an Executive's surviving spouse, or if the
Executive has no surviving spouse, his estate, except that he may designate a different Beneficiary hereunder by delivering to the Committee a written designation of Beneficiary specifically made with respect to this Plan.

2.7            "Board" means the Board of Directors of the Company.

2.8 "Cause" means that the Executive has (i) breached any of the material terms and conditions of his employment, (ii) committed any act of fraud against the Company or engaged in any other willful misconduct in connection with his duties to the Company which materially and adversely affects the business or affairs of the Company, (iii) been convicted of a felony (other than a felony relating to motor vehicle laws), or (iv) committed an act that would disqualify the Company or any subsidiary of the Company from maintaining or obtaining a license, permit, or other governmental approval material to the operations of the Company or any such subsidiary; provided, however, that, in each case, an event giving rise to "Cause" shall be determined to have occurred when admitted to in writing by the Executive or when found by a court of competent jurisdiction. Notwithstanding the foregoing, no Cause for termination shall be deemed to exist with respect to an Executive's acts unless the Company shall have given prior written notice specifying the Cause with reasonable particularity and, within thirty (30) days after such notice, the Executive shall not have cured or eliminated the problem or thing giving rise to such Cause.

2.9 "Change in Control" means that any of the following events have occurred:

     (a) any person or entity as defined in Section 13(d) of the Exchange Act becomes a beneficial owner of 40 percent or more of the outstanding Common Stock; or

     (b) as the consequence of any cash tender or exchange offer, merger, or other business combination (a "Transaction"), the persons who were directors of the Company before the Transaction cease to constitute a majority of the Board following the Transaction.

2.10 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

2.11 "Committee" means the Committee as described in Section 4.1 of the Plan.

2.12 "Common Stock" means the common stock (5.01 par value) of the Company.

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2.13        "Company" means Unilab Corporation, a Delaware corporation.

2.14 "Disability Plan" means the Long-Term Disability Plan for Employees of Unilab Corporation as it may be amended from time to time, or any successor plan thereof.

2.15        "Effective Date" means January 1, 1995.

2.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.18 "Executive" means an officer or other senior executive of the Company who has been designated by the Committee as a participant in this Plan.

2.19 "Final Compensation" shall equal the projected average of an Executive's Annual Compensation for the five (5) consecutive calendar years immediately preceding and including the Termination Date, as determined by the Actuary.

2.20 "Good Reason" means (i) the assignment to the Executive of duties or responsibilities not commensurate with his then-current position with the Company, (ii) a reduction in the compensation and benefits payable to the Executive, (iii) the failure of the Company to adhere in any substantial manner to any of its agreements, representations or covenants to the Executive, (iv) the Executive being asked to resign without Cause, and (v) the Executive being asked to perform his duties other than at offices of the Company in Northern New Jersey, New York City or California.

2.21 "Payment Date" means the date on which an Executive is entitled to the distribution of his vested Account pursuant to Section 3.5.

2.22 "Plan" means this Unilab Corporation Executive Retirement Plan, as amended from time to time.

2.23        "Plan Year" means the fiscal year of the Company.

2.24 "Target Benefit" means a projected single life annuity, determined as provided in Section 3.1, commencing at age 65 or at any other date determined under Section 3.6 of the Plan.

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2.25        "Termination of Employment" means an Executive's ceasing to be an employee of the Company or any of its subsidiaries (including cessation of employment on account of death).

2.26 "Total and Permanent Disability" shall have the meaning set forth in the Disability Plan.

2.27 "Valuation Date" means the first day of the Plan Year or such other date as the Committee may select.

2.28 "Years of Service" means the period of time between the date the Executive began employment with the Company and the Executive's Termination Date, provided that if the Executive shall leave the Company's employ and subsequently return, the period of time during which the Executive was not employed by the Company shall not count as Years of Service for purposes of this Plan.

3                                   ARTICLE

                                TARGET BENEFIT

3.1 Target Benefit Formula. As of any date, the Target Benefit for each Executive is equal to two (2) percent of his Final Compensation multiplied by Years of Service (full years and fractions thereof) at age 65, not in excess of 25 Years of Service (except as may otherwise be determined by the Committee).
On each Valuation Date, the Company shall allocate to each Executive an Award reflecting a number of shares of Common Stock having a fair market value equal to the Annual Expense for the Executive for the applicable Plan Year. For purposes of this Section 3.1, the fair market value of shares of Common Stock shall be determined in accordance with Section 3.8 hereof. The Annual Expense for each Executive shall be recalculated once a year, or at such other time as the Committee may select.

3.2         Special Calculation Rules. The Annual Expense described in Section
3.1 shall be determined using the interest rate and mortality assumptions used by the Pension Benefit Guaranty Corporation for valuing the liabilities of terminated retirement plans, as such factors are in effect as of January 1 of the calendar year for which the Award is being made; provided, however, that, in the discretion of the Committee, the Annual Expense may be determined using an interest rate equal to the annual rate of interest on 30-year Treasury securities in effect as of the beginning of the Plan Year. Such other underlying actuarial assumptions shall be selected by the Committee having received recommendations from the Actuary.

3.3 Rights Under Awards. In the event that the Company pays a dividend in cash or other property to the holders of Common Stock, an Executive's

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Account shall be credited with a dollar amount equal to the per share dividend multiplied by the number of Awards in the Executive's Account. The Account shall then be credited with interest from the date such dividend is paid to other stockholders of the Company until the Payment Date at a rate per annum equal to two (2) percent above the prime rate, as determined by Citibank, N.A., from time to time.

3.4 Vesting of Awards. Awards shall become vested in accordance with the following schedule:

     Years from                                             Amount of
   Date of Award                                           Award Vested
   -------------                                           ------------

   One.................................................        1/3

   Two.................................................        2/3

   Three...............................................        100%

Notwithstanding the provisions of the foregoing schedule, an Executive shall become fully vested in his Account upon (i) attaining age 65, (ii) Total and Permanent Disability of the Executive, (iii) Termination of Employment after a Change in Control, (iv) death, or (v) termination of the Plan.

3.5 Payment Date and Form of Benefit. As soon as practicable following the death, Total and Permanent Disability or retirement of an Executive after attaining age 65 (or such earlier date as the Committee, in its sole discretion, may permit), the Committee shall issue to the Executive or Beneficiary, as the case may be, a certificate or certificates for the vested number of shares of Common Stock in the Account of the Executive. In addition, an Executive shall be entitled to a distribution of his Account upon his Termination of Employment for Good Reason or without Cause after a Change in Control. Any other amounts in an Account, other than Awards, shall be distributed in a single cash lump sum payment.

3.6 Satisfaction of the Company's Obligations. Upon the issuance of shares of Common Stock or other payment to an Executive or his Beneficiary of amounts required by this Article III, on or following a Payment Date, or the determination that no amounts are due, the Company shall have no further obligations to the Executive under this Plan.

3.7 Fair Market Value. The value of Common Stock or any portion thereof as of any Valuation Date shall be the average of the closing market price of the Common Stock for the five (5) trading days preceding the Valuation Date.

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3.8         Listing and Qualification of Shares. The Plan and the obligation of the Company to issue shares of Common Stock shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of shares until completion of any stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Executive or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

3.9 Effect of Change in Control. Upon the occurrence of a Change in Control, unless the Executive otherwise consents to substitute the common stock of any successor to the assets or business of the Company for the Common Stock, the number of Awards allocated to an Executive's Account shall be converted into a dollar amount equal to the number of Awards multiplied by the fair market value of a share of Common Stock on the date of the Change in Control. The Account shall then be credited with interest from the date of the Change in Control until the Payment Date at a rate per annum equal to two (2) percent above the prime rate, as determined by Citibank, N.A., from time to time. In addition, in lieu of the Award described in Section 3.1, an Executive's Account shall be credited on each Valuation Date with the dollar amount of the Annual Expense. Distribution of an Executive's Account on a Payment Date following a Change in Control shall be made in cash unless common stock of a successor has been substituted in the Account in accordance with this Section 3.9.

3.10 Installment Payout. Notwithstanding the provisions of Section 3.5, an Executive may irrevocably elect to have his Account distributed in equal annual installments over a period of no more than five (5) years from the Payment Date; provided that such election is filed with the Committee no later than one (1) year prior to the Payment Date.

4                                    ARTICLE

                                  ADMINISTRATION

4.1 Committee. The Plan shall be administered by the Committee as appointed from time to time by the Board, which Committee shall consist of not less than two (2) disinterested directors of the Board within the meaning of Rule 16b-3 of the Exchange Act.

4.2 Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem

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advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation would cause the Plan to fail to comply with the "disinterested administration" rules under Section 16 of the Exchange Act. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

4.3 Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Executives and their Beneficiaries and all other interested persons.

4.4 Liability of Committee, Indemnification. To the maximum extent permitted by law, no member of the Committee, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own gross negligence or willful misconduct. The Company shall indemnify the members of the Committee against any and all claims, losses, damages, expenses, including any counsel fees and costs, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

4.5 Amendment and Termination of the Plan. Except as otherwise reserved to the Board, the Committee may, with prospective or retroactive effect, suspend, terminate, modify or amend this Plan at any time and from time to time; provided, however, that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders. Any Plan amendment shall become effective upon the date stated therein, and shall be binding on the Company, except as otherwise provided in such amendment. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to grants made prior to such termination. No suspension, termination, modification or amendment of the Plan may adversely affect the rights of an Executive with respect to his Account under the Plan without his written consent.

4.6 No Enlargement of Employee Rights. Neither an Executive nor his Beneficiary shall have any right to a benefit under this Plan except in accordance with the terms hereof. Establishment of the Plan shall not be construed to give an Executive the

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right to be retained in the service of the Company or any of its affiliates, nor shall it interfere with the right of the Company to terminate an Executive at any time.

4.7 No Claim or Right under the Plan. No employee shall at any time have the right to be selected as an Executive in the Plan, not having been selected as an Executive to continue being an Executive in the Plan.

4.8 Expenses. The cost of this Plan and the expenses of administering the Plan shall be borne by the Company.

5                                   ARTICLE

                           GENERAL AND MISCELLANEOUS

5.1 Successors. In the event of the merger or consolidation of the Company with any other corporation or organization, or in the event substantially all of the assets of the Company shall be transferred to another corporation or organization, the successor corporation or organization resulting from the merger, consolidation or other reorganization, as the case may be, shall assume the obligations of the Company hereunder and shall be substituted for the Company hereunder.

5.2 Spendthrift Clause. No right, title or interest of any kind in the Plan shall be transferable or assignable by an Executive or his Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution of level of any kind, whether voluntary or involuntary nor subject to the debts, contracts, liabilities, engagements, or torts of any Executive or his Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

5.3 Antidilution. In the event of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value or of any similar change affecting the Common Stock, the number and kind of shares which thereafter has or may be awarded and issued under the Plan shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Executives and their Beneficiaries.

5.4 Compliance with Section 16(b). In the case of Executives who are or may be subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and any stock issued hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 and other exemptive rules under Section 16 of the Exchange

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Act and will not be subjected to liability thereunder. If any provision of the
Plan would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent any remaining provisions irreconcilably conflict with such intent, such provision shall be deemed void as applicable to Executives who are or may be subject to Section 16 of the Exchange Act.

5.5 Limitation. An Executive and Beneficiary shall assume all risk in connection with any decrease in value of his Account and neither the Company nor the Committee shall be liable or responsible therefor. Each Executive acknowledges that there is no assurance that the value of his Account on his Payment Date will be sufficient to provide the Executive with his Target Benefit.

5.6 Taxes. The Company shall have the right to require each participating Executive or their Beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy all withholding tax requirements. The Committee may, in its sole discretion, permit an Executive to satisfy his tax withholding obligation by delivering to the Company shares of Common Stock already owned by the Executive or withholding shares of Common Stock otherwise deliverable to the Executive under the Plan.

5.7 Rights as Stockholder. An Executive or Beneficiary shall have no rights as a stockholder with respect to any shares or Awards credited to an Account or otherwise issuable upon a Payment Date until the date a stock certificate is issued to such recipient representing such shares.

5.8 Status. To the extent that any person acquires a right to receive benefits from the Company under the Plan, such right shall be no greater than the right of a general creditor of the Company. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

5.9 Payment Due an Incompetent. If the Committee receives evidence that an Executive or Beneficiary is physically or mentally incompetent to receive any payment due under the Plan, the Committee may, in its sole discretion, direct the payment to any other person or trust which has been legally appointed by the courts. Any such payment shall be a complete discharge of the liability of the Plan therefor.

5.10 Notices. On an annual basis, the Committee will mail to each Executive a Notice regarding the amount of his unvested and vested Awards and such other amounts as may be credited to his Account. Such notice shall be sufficiently made if personally delivered to the Executive or sent by regular mail addressed to the Executive at the Executive's address as set forth in the books and records of the Company.

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5.11          Severability. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

5.12 Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Delaware unless superseded by Federal law.

5.13 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. Whenever used in the Plan, the masculine gender includes the feminine gender, unless the context indicates otherwise.

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